McCAW INTERNATIONAL, LTD.

                           PLACEMENT AGREEMENT

                                                        March 3, 1997


Morgan Stanley & Co. Incorporated,
 for itself and the other several Placement
 Agents named below
1585 Broadway
New York, New York  10036-8293

Dear Sirs:

         McCAW INTERNATIONAL, LTD., a Washington corporation (the "Company"), proposes to issue and sell to you (the "Manager") and the other several purchasers named in Schedule I hereto (collectively with the Manager, the "Placement Agents") 951,463 Units (the "Units"). Each Unit will consist of (i) one 13% Senior Discount Note due 2007 of the Company (the "Notes") to be issued pursuant to the provisions of an Indenture (the "Indenture") dated as of the Closing Date (as defined below) between the Company and The Bank of New York, as trustee (in such capacity, the "Trustee") and (ii) one Warrant (collectively, the "Warrants"), entitling the holder thereof to purchase 0.10616 shares of common stock, without par value, of the Company (collectively, the "Warrant Shares") from the Company at an exercise price of $36.45 per share, subject to adjustment as provided in the Warrant Agreement (as defined below). The Warrants will be issued pursuant to the provisions of a warrant agreement (the "Warrant Agreement") dated as of the Closing Date (as defined below) between the Company and The Bank of New York, as warrant agent (in such capacity, the "Warrant Agent"), substantially in the form attached hereto as Exhibit A.

         The Units will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

         The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated the date hereof and to be substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement") and a Warrant Registration Rights Agreement, dated the date hereof and to be substantially in the form attached hereto as Exhibit C (the "Warrant Registration Rights Agreement").

         In connection with the sale of the Units, the Company has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Units, the Notes, the Warrants and the Warrant Shares, the terms of the offering and a description of the Company and its business.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

         (a) The  Preliminary   Memorandum  does  not  contain  and  the  Final
Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

         (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries listed on Schedule II hereto (each a "Subsidiary" and collectively, the "Subsidiaries"), taken as a whole.

         (c) Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent that such jurisdiction recognizes the legal concept of good standing) and has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent that such jurisiction recognizes the legal concept of good standing) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (d) This Agreement has been duly authorized, executed and delivered by the Company.

         (e) The Notes have been duly authorized by the Company and, when executed, authenticated and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as
(A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (y) be entitled to the benefits of the Indenture and the Registration Rights Agreement.

         (f) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy.

         (g) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy.

         (h) The Warrants have been duly authorized by the Company and, when executed, and countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (y) be entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement.

         (i) The Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company,  enforceable  in  accordance  with its terms except as
(x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy.

         (j) The Warrant Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy.

         (k) The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

         (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Notes and the Warrants (collectively, the "Transaction Documents") and the issuance, sale and delivery of the Notes and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement by the Company will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws or partnership agreement, as the case may be, of the Company or (iii) any agreement or other instrument binding upon the Company or any of the Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, with respect to clause (i) and (iii), to the extent that any contravention would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes or Warrants and except as to which the failure to obtain would not have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents.

         (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum. Furthermore, (1) the Company and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
(2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries taken as a whole, except in each case as described in the Final Memorandum.

         (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that are not reasonably likely to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Final Memorandum.

         (o) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units, the Notes or the Warrants in a manner that would require the registration under the Securities Act of the Units, the Notes or the Warrants or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Units, the Notes or the Warrants (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (p) The Company is not, and after giving effect to the offering and sale of the Units, the Notes and the Warrants and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended. The Company is not a "public utility holding company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

         (q) It is not necessary in connection with the offer, sale and delivery of the Units, the Notes and the Warrants to the Placement Agents in the manner contemplated by this Agreement to register the Units, the Notes or the Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

         (r) Except as described in each Memorandum, each of the Company and the Subsidiaries (i) has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state and local and foreign governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in or contemplated by each Memorandum, including providing digital enhanced specialized mobile radio services, except to the extent that the failure to obtain such licenses, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole and (ii) has not received any notice of proceedings relating to the violation, revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

         (s) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, singly or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (u) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) has engaged in any directed selling efforts (as that term is defined in Regulation S with respect to the Units, the Notes or the Warrants and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agents) have complied with the offering restrictions requirement of Regulation S.

         (v) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in each Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in or contemplated by each Memorandum.

         (x) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

         (y) No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in or contemplated by each Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

         (z) The Company and each of the Subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by each Memorandum.

         (aa) The pro forma financial statements included in each Memorandum present fairly the information shown therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (bb) None of the Company or any of the Subsidiaries has committed any act in violation of the Foreign Corrupt Practices Act, as amended.

         2. Offering. You have advised the Company that the Placement Agents will make an offering of the Units purchased by the Placement Agents hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         3. Purchase and Delivery. The Company hereby agrees to sell to the several Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the number of Units set forth in Schedule I hereto opposite their names at a purchase price of $508.43 per Unit plus accrued amortization of original issue discount on the Notes, if any, from March 6, 1997 to the date of payment and delivery.

         Payment for the Units shall be made against delivery of the Units at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., local time, on March 6, 1997, or at such other time on the same or such other date, not later than March 20, 1997, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Units shall be made to the Company in federal funds or other funds immediately available in New York City.

         Certificates for the Units, the Notes and the Warrants shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Units, the Notes and the Warrants shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Units, the Notes or the Warrants to the Placement Agents duly paid, against payment of the purchase price therefor.

         4. Conditions to Closing. The several obligations of the Placement Agents under this Agreement to purchase the Units will be subject to the following conditions:

         (a) Subsequent to the date of this Agreement and prior to the Closing Date,

         (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

         (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

         (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer and the General Counsel of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements contained herein and satisfied all of the conditions contained herein to be performed or satisfied on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon his knowledge as to proceedings threatened.

         (c) You shall have received on the Closing Date an opinion of Perkins Coie, Washington counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit D.

         (d) You shall have received on the Closing Date an opinion of Chadbourne & Parke LLP, special counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit E.

         (e) You shall have received on the Closing Date opinions of foreign counsel to the Company in Brazil, Argentina, Mexico and Philippines, dated the Closing Date, each to the effect set forth in Exhibit F.

         (f) You shall have received on the Closing Date opinions of foreign counsel to the Company in the Cayman Islands, dated the Closing Date, to the effect set forth in Exhibit G.

         (g) You shall have received on the Closing Date opinions of foreign counsel to the Company in China, dated the Closing Date, to the effect set forth in Exhibit H.

         (h) You shall have received on the Closing Date an opinion of Venture Law Group, special counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit I.

         The opinions of Perkins Coie, Chadbourne Parke, Baker & McKenzie, Bufete Casas y Galindo, S.C., Bryan, Gonzalez Vargas y Gonzales Baz, S.C., Pudong Law Office, Castillo Laman Tan Pantaleon & San Jose, M. & M. Bomchil, Pinheiro Neto, Maples & Calder and Venture Law Group shall be rendered to you at the request of the Company and shall so state therein.

         (i) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

         (j) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

         (k) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof, in form and substance satisfactory to you, from each of KPMG Cardenas Dosal, S.C. Peat Marwick and KPMG Peat Marwick LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

         (l) You shall have received evidence of the contribution by Nextel Investment Company to the Company of its approximately 38% equity interest in Corporacion MobilCom S.A. de C.V. and approximately 3.7% equity interest in Clearnet Communications, Inc., as described in the Final Memorandum.

         (m) You shall have received executed copies of the Tax Sharing Agreement, the Overhead Services Agreement and the Right of First Opportunity Agreement, each between the Company and Nextel Communications, Inc., and the side letter between Motorola, Inc. and the Company; and each such agreement shall be in full force and effect on the Closing Date.

         (n) You shall have received such other certificates and documents as you or your counsel may reasonably request.

         5. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants as follows:

         (a) To furnish to you, without charge, during the period mentioned in paragraph (c) of this Section 5, as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request and to use its reasonable best efforts to deliver such copies to you by 10:00 a.m. (New York time) on the business day next following the execution of this Agreement.

         (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

         (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agents, it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply in all material respects with applicable law.

         (d) To endeavor to qualify the Units, the Notes and the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service or process in suits, other than those arising out of the offering or sale of the Units, Notes and Warrants, in any jurisdiction where it is not now so subject.

         (e) Whether or not any sale of such Units is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Units,
(iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and the Warrant Agent and their respective counsel, (iv) the qualification of such Units, Notes and Warrants under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Placement Agents in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Notes, (vii) all document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Units, Notes or Warrants for trading in PORTAL or any other appropriate market system, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units, the Notes or the Warrants in a manner which would require the registration under the Securities Act of such Units, Notes or Warrants.

         (g) Not to solicit any offer to buy or offer or sell the Units, the Notes or the Warrants by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act except as contemplated by the Registration Rights Agreement or Warrant Registration Rights Agreement.

         (h) While any of the Units, the Notes or the Warrants remain outstanding, to make available, upon request, to any seller of such Units, Notes or Warrants the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (i) Except as contemplated by the Registration Rights Agreement or Warrant Registration Rights Agreement, none of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Units, the Notes or the Warrants and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

         (j) The Company will, and will cause the Warrant Agent with respect to the Warrants and the registrar for the Warrant Shares to, refuse to register any transfer of Warrants or Warrant Shares sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S.

         (k) The Company will, and will cause the Trustee to, refuse to register any transfer of the Notes sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S and the Indenture.

         (l) To use its best efforts to permit the Units, the Notes and the Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

         (m) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement substantially in the manner specified and to the extent set forth in the Final Memorandum under the caption "Use of Proceeds."

         6. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Units, Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Units, Notes or Warrants only from, and will offer such Units, Notes or Warrants only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities
Act) ("institutional accredited investors") that, prior to their purchase of the Units, deliver to such Placement Agent a letter containing the representations and agreements set forth in Annex A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Units are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

         (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

         (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Units, the Notes or the Warrants, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Units, the Notes or the Warrants, in any country or jurisdiction where action for that purpose is required;

         (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Units, Notes or Warrants or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

         (iii) the Units, the Notes and the Warrants have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

         (iv) such Placement Agent has offered the Units, the Notes or the Warrants and will offer and sell the Units, the Notes or the Warrants (A) as part of its distribution at any time and (B) otherwise until 40 days after the Closing Date with respect to the Notes, and one year after the Closing Date with respect to the Units and the Warrants, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units, the Notes or the Warrants, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

        (v) such Placement Agent has (A) not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Units, Notes or Warrants to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and, during the period of six months from the date hereof, will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Units, the Notes or the Warrants in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and, during the period of six months from the date hereof, will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Units, the Notes or the Warrants if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

         (vi) such Placement Agent understands that the Units, the Notes and the Warrants have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Units, Notes or Warrants, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law; and

         (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Units, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units, Notes or Warrants from it during the restricted period a confirmation or notice to substantially the following effect:

                   "The Units, Notes or Warrants covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the closing date with respect to the Notes and 1 year after the closing date with respect to the Units and the Warrants, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

         Terms used in this Section 6 have the meanings given to them by Regulation S.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

         (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties indemnified pursuant to paragraph (b) of this Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the offering of such Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of such Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Units (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of such Units. The relative fault of the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

         (e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Units resold by it in the initial placement of such Units were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents or any person controlling the Placement Agents or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

         9. Miscellaneous. If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the number of Units which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Units to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the number of Units set forth opposite their respective names in Schedule I bears to the aggregate number of Units set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Units which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by a number in excess of one-ninth of such number of Units without the written consent of such Placement Agent. If, on the Closing Date any Placement Agent or Placement Agents shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                             Very truly yours,

                                             McCAW INTERNATIONAL, LTD.


                                             By: /s/ Keith D. Grinstein
                                                -----------------------
                                                Name:
                                                Title: President & CEO


Agreed, as of the date first above written

Morgan Stanley & Co.
Incorporated

Acting  severally on behalf
 of itself and the several
 Placement Agents named herein.

By Morgan Stanley & Co. Incorporated


By: /s/ Jonathan G. Morphett
   --------------------------
   Name:
   Title: Principal

                                   SCHEDULE I





                                                        Number of Units
        Placement Agent                                 To Be Purchased
        ---------------                                 ---------------
Morgan Stanley & Co. Incorporated                           594,664
Chase Securities Inc.                                       166,506
Lehman Brothers Inc.                                        166,506
NatWest Capital Markets Limited                              23,787
                                                            -------
          Total........................................     951,463
                                                            =======

                                   SCHEDULE II

                              List of Subsidiaries


McCaw International (Services), Ltd. (Delaware)                            100%
McCaw International (Can Mex) (Delaware)                                   100%
Shanghai McCaw Telecommunications System Co., Ltd. (PRC)                    60%
Wireless Ventures of Brazil, Inc. (Virginia)                                81%
McCaw International (Holdings) Ltd. (Cayman Islands)                       100%
          McCaw International (Philippines) LLC (Cayman Islands)            99%
          TOP Mega Enterprises Ltd. (Hong Kong)                            100%

Infocom Communications Network, Inc. (Philippines)                          30%
          McCaw International (Argentina) LLC (Cayman Islands)              99%
          McCaw Argentina S.A. (Argentina)                                  99%
Corporacion Mobilcom S.A. de C.V. (Mexico)                                  38%

                                                                EXHIBIT A
                                                                ---------

                           Form of Warrant Agreement

                                                                EXHIBIT B
                                                                ---------

                              Form of Registration
                                Rights Agreement

                                                                EXHIBIT C
                                                                ---------

                                 Form of Warrant
                          Registration Rights Agreement

                                                                EXHIBIT D
                                                                ---------

                       Opinion of Counsel for the Company


         The opinion of Perkins Coie, counsel for the Company, to be delivered pursuant to Section 4(c) of the Placement Agreement shall be to the effect that:

         (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

         (B) each United States Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (or in the case of each Subsidiary that is a partnership, is duly formed and validly existing as a partnership in good standing under the laws of the jurisdiction of its organization), has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

         (C) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement and the execution, issuance, sale and delivery of the Notes and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the Warrants and the Warrant
Agreement by the Company will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company or the Subsidiaries of their obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Notes, the Warrants or the Warrant Shares, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, the Notes and the Warrants;

         (D) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Notes, the Warrants or the Warrant Shares or to consummate the transactions contemplated by the Final Memorandum;

         (E) the Company is not, and after giving effect to the offering and sale of the Units, Notes and Warrants and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

         (F) the Company is not a "public utility holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended;

         (G) the statements in the Final Memorandum under the caption "Certain United States Federal Income Tax Considerations" are accurate in all material respects and fairly summarize the matters referred to therein;

         (H) the Warrant Shares have been duly authorized and reserved by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights; and

         (I) each of the Placement Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Warrants, the Warrant Agreement and the Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

                                                                EXHIBIT E
                                                                ---------

                   Opinion of Special Counsel for the Company

        The opinion of Chadbourne Parke, special counsel for the Company, to be delivered pursuant to Section 4(d) of the Placement Agreement shall be to the effect that:

         (A) the Placement Agreement has been duly authorized, executed and delivered by the Company;

         (B) the Notes have been duly authorized and executed by the Company and, when authenticated and delivered to and paid for in accordance with the terms of the Placement Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (y) be entitled to the benefits of the Indenture and the Registration Rights Agreement;

         (C) the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy;

         (D) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy;

         (E) the Warrants have been duly authorized and executed by the Company, and when countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Placement Agents in accordance with the terms of the Placement Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as
(A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and
(y) be entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement;

         (F) the Warrant Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy;

         (G) the Warrant Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors' rights generally,
(y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles and (z) rights to indemnification and contribution may be limited by public policy;

         (H) the Warrant Shares have been duly authorized and reserved by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights;

         (I)  the  statements  in  the  Final   Memorandum  under  the  captions
"Description of the Units," "Description of the Notes," "Description of the Warrants," "Description of Capital Stock," "Private Placement" and "Transfer Restrictions," insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein;

         (J) such counsel believes that (except for financial statements as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

         (K) based upon the representations, warranties, and agreements of the Company in Sections 1(o), 1(u), 5(f), 5(g), 5(i), 5(j) and 5(k) of the Placement Agreement and of the Placement Agents in Section 6 of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Units, Notes and Warrants to the Placement Agents under the Placement Agreement or in connection with the initial resale of such Units, Notes or Warrants by the Placement Agents in accordance with Section 6 of the Placement Agreement to register the Units, the Notes or the Warrants under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any of the Units, the Notes or the Warrants.

              With respect to paragraph (J) above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof, but are without independent check or verification except with respect to paragraph (I) above.

                                                                EXHIBIT F
                                                                ---------

                   Opinion of Foreign Counsel for the Company


         The opinion of [_____________], foreign counsel for the Company, to be delivered pursuant to Section 4(f) of the Placement Agreement shall be to the effect that:

         (A) [Name of Operating Company] has been duly incorporated, is validly existing as a corporation in good standing under the laws of [the jurisdiction of its organization], has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (B) each Subsidiary of [Name of Operating Company] has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (C)  each of [Name of Operating  Company] and its subsidiaries  (i) has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all [name of country] governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in or contemplated by each Memorandum, including providing digital enhanced specialized mobile radio services, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on [Name of Operating Company] and its subsidiaries, taken as a whole and (ii) has not received any notice of proceedings relating to the violation, revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of [Name of Operating Company] and its subsidiaries, taken as a whole, except as described in each Memorandum;


         (D) the statements in the Final Memorandum under the captions ["Risk Factors - Government Regulation", "Business - [Name of Country] - Regulatory and Legal Overview" and other Sections to be designated], in each case insofar as such statements constitute summaries of the [name of country] legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein, and there are no material omissions under such captions with respect to the description of statutes, rules or regulations that would make the statements therein misleading; and

         (E) there are no restrictions (legal, contractual or otherwise) on the ability of [Name of Operating Company] to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.

                                                                EXHIBIT G
                                                                ---------

                Opinion of Cayman Islands Counsel for the Company


         The opinion of Cayman Islands counsel for the Company, to be delivered pursuant to Section 4(g) of the Placement Agreement shall be to the effect that:

         (A) [Name of Operating Company] has been duly incorporated, is validly existing as a corporation in good standing under the laws of [the jurisdiction of its organization], has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (B) each subsidiary of [Name of Operating Company] has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (C) each of [Name of Operating Company] and its subsidiaries has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all [name of country] governmental authorities, all self-regulatory organizations and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, and neither [Name of Operating Company] nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is [Name of Operating Company] or any of its subsidiaries in violation of, or in default under, any national or regional law, regulation, rule, decree, order or judgment applicable to [Name of Operating Company] or any of its subsidiaries the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum; and

         (D) there are no restrictions (legal, contractual or otherwise) on the ability of [Name of Operating Company] to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.

                                                                EXHIBIT H
                                                                ---------
                    Opinion of China Counsel for the Company

         The opinion of China counsel for the Company, to be delivered pursuant to Section 4(h) of the Placement Agreement shall be to the effect that:

         (A) Shanghai McCaw Telecommunications Co. Ltd. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Peoples Republic of China, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (B) the statements in the Final Memorandum under the captions ["Risk Factors - Government Regulation", "Business - China - Regulatory and Legal Overview", "Corporate Governance - China" and other Sections to be designated], in each case insofar as such statements constitute summaries of the [name of country] legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein, and there are no material omissions under such captions with respect to the description of contracts, statutes, rules or regulations that would make the statements therein misleading; and

         (C) there are no restrictions (legal, contractual or otherwise) on the ability of [Name of Operating Company] to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders other than those described in the Final Memorandum and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and such descriptions, if any, fairly summarize such restrictions.

         (D) The Joint Venture Contract dated August __, 1995 and the Investment Delegation Contract dated ____, 1995 (collectively, the "Chinese Joint Venture Contracts") have been duly authorized and executed by McCaw Shanghai Telecommunications Systems, Limited ("McCaw Shanghai") and are valid and binding obligations of McCaw Shanghai enforceable against McCaw Shanghai in accordance with their terms and the Chinese Joint Venture Contracts together with the Shanghai Mobile Telecommunications GSM Project Cooperation Contract (including the Rules for Financial Affairs) dated February 25, 1995, entitle McCaw Shanghai to receive 42% of the net revenues of the Shanghai GSM Project as described in the Final Memorandum.

                                                                EXHIBIT I
                                                                ---------
         The opinion of Venture Law Group to be delivered pursuant to Section 4(i) of the Placement Agreement shall be to the effect that: